UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2011

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Silgan Plastics LLC, a wholly owned subsidiary of the Registrant, entered into an amendment dated December 21, 2011 with Alan H. Koblin, amending his Officer Agreement dated January 5, 2007 in connection with the termination of Mr. Koblin’s employment with Silgan Plastics effective January 1, 2012.  Such amendment becomes effective upon the expiration of a seven day revocation period.  Pursuant to such amendment, among other things, Mr. Koblin has agreed to extend the post-termination restrictions regarding competition for an additional year, for a total of two years until January 1, 2014, all as provided in such amendment.  A copy of such amendment is filed herewith as Exhibit 10.1.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.                                                                           Description

10.1	Amendment to Officer Agreement dated December 21, 2011 by and between Silgan Plastics LLC and Alan H. Koblin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

Date: December 23, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Officer Agreement dated December 21, 2011 by and between Silgan Plastics LLC and Alan H. Koblin

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